Exhibit 99.1

Libbey Announces Recommended Plan to Close Facility in Shreveport, Louisiana

Part of Continued Actions to Reduce Costs and Align Manufacturing Capacity with Customer Demand

TOLEDO, Ohio, July 8, 2020 -- Libbey Inc. (OTC: LBYYQ) ("Libbey" or the "Company"), one of the world's largest glass tableware manufacturers, today announced a tentative plan to close its manufacturing facility in Shreveport, Louisiana, as the Company continues to take actions to reduce costs and align manufacturing capacity with lower levels of projected demand. Libbey will negotiate this recommendation further with the unions representing its employees prior to finalizing a decision.

Mike Bauer, chief executive officer of Libbey, said, “Over the last few years, we have experienced declining demand in our core markets, which has contributed to overcapacity. This has been exacerbated by COVID-19. The recommendation to close our facility in Shreveport will better align our cost structure with current and expected customer demand as we position Libbey for the future. If the closure occurs, we will leverage our existing U.S. and international manufacturing footprint, along with our best-in-class sourcing capabilities, to continue to provide industry-leading service to our customers and end users.”

He continued, “Although difficult, we believe this is a necessary step in transforming Libbey for success in the post-COVID-19 era, and we recognize the impact it could have on our 450 employees in Shreveport, their families and the communities in which we operate. We will work constructively with the unions representing Libbey employees and will keep all stakeholders informed as we consider our final decision about our continued operations.”

This tentative plan, if implemented, would wind down Libbey’s manufacturing operations in Shreveport by the end of 2020. The Company’s distribution center in Greenwood, Louisiana, is not impacted by this announcement and will remain open.

Additional Resources

As previously announced, on June 1, 2020, the Company and its U.S.-based subsidiaries filed voluntary petitions for a court-supervised reorganization under Chapter 11 under title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware. Libbey’s international subsidiaries in Canada, China, Mexico, the Netherlands and Portugal are not included in the Chapter 11 proceedings and are operating in the normal course of business.

Additional information is available at www.LibbeyRestructuringInfo.com. Court filings and other information related to the court-supervised proceedings are available at http://cases.primeclerk.com/libbey or by calling Libbey’s claims agent, Prime Clerk, at (877) 429-7404 (or (646) 214-8836 for international calls).

About Libbey Inc.

Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Libbey Signature®, Master's Reserve®, Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2019, Libbey Inc.'s net sales totaled $782.4 million. Additional information is available at www.libbey.com.

Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “plan,” “expects,” “believes,” “will,” “would,” “estimates,” “projects,” “anticipates,” or similar phrases. These forward-looking statements include all matters that are not historical facts. They include statements regarding, among other things, the Company’s intentions, beliefs or current expectations concerning the tentative plan to close the Company’s manufacturing facility in Shreveport, Louisiana, the outcome of negotiations regarding the tentative plan with the unions representing Company’s employees, the course of action ultimately taken by the Company and the potential impact to the Company’s business of such course of action. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the ability to realize the cost reduction and capacity alignment goals associated with the tentative plan; the ability to manage the costs and timing of executing the tentative plan if implemented; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Chapter 11 proceedings (the “Chapter 11 Cases”), the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate the Company’s plan of reorganization; restrictions on us due to the terms of the Company’s debtor-in-possession financing agreements (the “DIP Credit Agreements”) and restrictions imposed by the applicable courts; potential delays in the Chapter 11 Cases due to the effects of COVID-19; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; other litigation and inherent risks involved in a bankruptcy process; risks related to the trading of the Company's securities on the OTC Pink marketplace; the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under the DIP Credit Agreements; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, the Company’s Quarterly Report on Form 10-Q, the Company’s other filings with the Securities and Exchange Commission (the “SEC”) and in the Disclosure Statement filed with the Bankruptcy Court for the District of Delaware in connection with the Chapter 11 Cases. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

Contacts

Corporate:

PublicRelations@libbey.com

Investors:

Chris Hodges or Bobby Winters

Alpha IR Group

(312) 445-2870

LBY@alpha-ir.com

Media:

Michael Freitag / Ed Trissel / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449